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                                                                   Exhibit 10.28

                             MARCH 2000 AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS AMENDMENT, dated as of the 17th day of March, 2000, among MOVADO GROUP, INC., a New York corporation (the "Borrower"); each of the Lenders which is a signatory to the Credit Agreement referred to below; THE CHASE MANHATTAN BANK, as Agent, as Swingline Bank and as Issuing Bank; and FLEET BANK, N.A., as Co-Agent.

                              Preliminary Statement

                  A. Reference is made to the Amended and Restated Credit Agreement dated as of July 23, 1997 (the "Original Credit Agreement") among the Borrower, the Lenders signatory thereto, The Chase Manhattan Bank, as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. The Original Credit Agreement was amended by an Amendment dated as of August 5, 1997 and by a June 1998 Amendment dated as of June 10, 1998 and by a November 1998 Amendment and Waiver dated as of November 17, 1998 and by a February 1999 Amendment and Waiver dated as of February 19, 1999. The Original Credit Agreement, as so amended, will be called herein the "Credit Agreement". All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

                  B. The Borrower has requested that certain provisions of the Credit Agreement be amended.


                  NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1.        PARTICULAR AMENDMENTS

                  Section 1.1. Certain Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding thereto a new defined term as follows:

                  "'March Amendment Date' means March 17, 2000."

                  Section 1.2. Margin. Section 1.01 of the Credit Agreement is hereby further amended by changing the definition of "Margin" to read as follows:

                           "'Margin', for a LIBOR Loan, means 1.2% per annum
                  initially from and after the March Amendment Date; provided, however, that the Margin shall be subject to change based on changes in Average Debt Coverage Ratio, as hereinafter provided. Where the Average Debt Coverage Ratio for a period consisting of a fiscal quarter and the three preceding fiscal quarters is within one of the ranges set forth below, the Margin shall be the amount set forth opposite such range:

                                    Ranges                       Margin
                                    ------                       ------
                           Greater than 3.00                  1.80% per annum

                           Equal to or less than              1.20% per annum
                           3.00, but greater than 2.50

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
                  Equal to or less than                       .80% per annum
                           2.50, but greater than 1.75

                           Equal to or less than 1.75         .65% per annum;

                  provided, however, that if an Event of Default exists, the Margin shall be 1.80% per annum (which shall be exclusive of the 2% incremental increase represented by the Default Rate). Each change in the Margin following the end of a fiscal quarter shall become effective on the first day of the calendar month following the delivery by the Borrower to the Agent of the financial statements for such fiscal quarter required by Section 7.08(a) or (b) of this Agreement (including, without limitation, the delivery of such financial statements for the fiscal quarter ending January 31, 2000, which as of the March Amendment Date have not yet been delivered). No change in the Margin shall be retroactive. (There is no Margin as to ABR Loans)."

Such change in the definition of "Margin" shall become effective on the March Amendment Date. Interest on any LIBOR Loan that accrued prior to the March Amendment Date and that is unpaid as of the March Amendment Date shall be computed on the basis of the definition of "Margin" as such definition existed prior to this Amendment.

                  Section 1.3. Dividends. (a) Section 8.06 of the Credit Agreement is hereby amended by adding the following at the end of (and as part of) clause (y) of such Section:

                           "except that the aggregate amount expended by the Borrower after January 31, 2000 for all such dividends and acquisitions may be up to, but not more than, $20,000,000 plus (after such $20,000,000 allowance shall have been exhausted) the amount of all Swiss Repatriation Payments (not exceeding $10,000,00) that shall have been received by the Borrower after the March Amendment Date and prior to the payment in question of such dividend or for such acquisition;".

                           (b) Section 8.06 of the Credit Agreement is hereby
further amended by adding the following at the end of such Section:

                                    "As used herein, the term 'Swiss
                           Repatriation Payment' means (x) a repayment after the March Amendment Date by a Swiss Subsidiary to the Borrower of any loan made by the Borrower to such Swiss Subsidiary prior to the March Amendment Date, or (y) a dividend or distribution made by a Swiss Subsidiary to the Borrower after the March Amendment Date, in each case after giving effect to the deduction therefrom of any and all Taxes that are at any time required to be paid to any Governmental Authority (whether domestic or foreign) on the amount so repaid, dividended or distributed. Upon the request of the Agent from time to time, the Borrower shall certify to the Agent and the Lenders in writing the amount of all Swiss Repatriation Payments made and the dates thereof.

                                    As used herein, the term 'Swiss Subsidiary'
                           means any Subsidiary listed on Schedule II to this Credit Agreement under the heading 'Switzerland'".

                  Section 1.4. Commitment Fees. (a) Section 2.07 of the Credit Agreement is hereby amended, in the first sentence thereof, by changing the phrase "equal to one-fifth of one percent (1/5 of 1%) per annum" so as to read "accruing at the Applicable Rate".

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                           (b) Section 2.07 of the Credit Agreement is hereby
further amended by adding the following as new paragraph (d) thereof:

                           "(d) As used herein, the term 'Applicable Rate' means
                  .30% initially from and after the March Amendment Date; provided, however, that the Applicable Rate shall be subject to change based on changes in Average Debt Coverage Ratio, as hereinafter provided. Where the Average Debt Coverage Ratio for a period consisting of a fiscal quarter and the three preceding fiscal quarters is within one of the ranges set forth below, the Applicable Rate shall be the amount set forth opposite such range:

                                    Ranges                    Applicable Rate
                                    ------                    ---------------
                           Greater than 3.00                  .40% per annum

                           Equal to or less than              .30% per annum
                           3.00, but greater than 2.50

                           Equal to or less than              .25% per annum
                           2.50, but greater than 1.75

                           Equal to or less than 1.75         .20% per annum.

                  Each change in the Applicable Rate following the end of a fiscal quarter shall become effective on the first day of the calendar month following the delivery by the Borrower to the Agent of the financial statements for such fiscal quarter required by Section 7.08(a) or (b) of this Agreement (including, without limitation, the delivery of such financial statements for the fiscal quarter ending January 31, 2000, which as of the March Amendment Date have not yet been delivered). No change in the Applicable Rate shall be retroactive."

                           (c) Such change in the computation of the Commitment
Fees shall become effective on the March Amendment Date. All Commitment Fees that accrued prior to the March Amendment Date and that are unpaid as of the March Amendment Date shall be computed on the basis of Section 2.07 of the Credit Agreement as such Section existed prior to this Amendment.

                  Section 1.5. Fixed Charge Coverage Ratio. Section 9.03 of the Credit Agreement is hereby amended by adding the following paragraphs at the end of such Section:

                                    "For the purpose of determining the Fixed
                           Charge Coverage Ratio only (and for no other purpose), the Special Amount shall be excluded from the consolidated earnings before interest, taxes, depreciation and amortization of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ending January 31, 2000.

                                    As used herein, the term 'Special Amount'
                           means the aggregate amount of (a) nonrecurring expenses incurred by the Borrower and its Consolidated Subsidiaries during the fiscal quarter ending January 31, 2000, and (b) reserves taken by the Borrower and its Consolidated Subsidiaries during such fiscal quarter for future nonrecurring expenditures (in each case, on a consolidated basis), as such nonrecurring expenses and reserves for future nonrecurring expenditures are (i) reflected in the financial statements described in Section 7.08(a) of this Credit Agreement for the fiscal year

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                           ending January 31, 2000 (although they may not be
                           specifically identified in detail in such financial statements), and (ii) specifically identified in reasonable detail (by nature and amount) in a certificate signed by the chief financial officer of the Borrower and delivered to the Agent and the Lenders simultaneously with the delivery to the Agent of such financial statements (which certificate shall be in form reasonably satisfactory to the Agent and shall expressly state, among other things, that such expenses and expenditures are expected by the Borrower to be nonrecurring and that such expenses and reserves have been incurred and taken in the fiscal quarter ending January 31, 2000), and (iii) approved by the Agent as to their apparently nonrecurring character (which approval shall not be unreasonably withheld); provided, however, that in no event shall the Special Amount be more than $8,000,000."

ARTICLE 2.        MATTERS GENERALLY

                  Section 2.1. Fee. Contemporaneously with the execution and delivery of this Agreement, the Borrower shall pay a fee to such of the Lenders as execute and deliver this Amendment on Friday, March 17, 2000, in such amount as is described in the Fee Letter dated March 17, 2000 from the Agent to the Borrower.

                  Section 2.2. Representations and Warranties. The Borrower hereby represents and warrants that:

                           (a) All the representations and warranties set forth
                  in the Credit Agreement are true and complete on and as of the date hereof (with the same effect as though made on and as of such date).

                           (b) No Default or Event of Default exists.

                           (c) The Borrower has no offset or defense with
                  respect to any of its obligations under the Credit Agreement or any of the Notes or any other Facility Document, and no claim or counterclaim against any Lender, the Swingline Bank, the Issuing Bank, the Agent or the Co-Agent whatsoever (any such offset, defense, claim or counterclaim as may now exist being hereby irrevocably waived by the Borrower).

                           (d) This Amendment has been duly authorized, executed
                  and delivered by the Borrower.

                  Section 2.3. Guarantor Consent. The Guarantors shall execute this Amendment in the space provided below to indicate their consent to the terms of this Amendment.

                  Section 2.4. Expenses. The Borrower shall pay all reasonable expenses incurred by the Agent in connection with this Amendment, including (without limitation) the fees and disbursements of counsel for the Agent.

                  Section 2.5. Continuing Effect. Except as otherwise expressly provided in this Amendment, all the terms and conditions of the Credit Agreement shall continue in full force and effect. All the Facility Documents also shall continue in full force and effect.

                  Section 2.6. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to an amendment of the Credit Agreement pertaining to the

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subject matter hereof, and it supersedes and replaces all prior and contemporaneous agreements, discussions and understandings (whether written or oral) with respect to such amendment.

                  Section 2.7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  Section 2.8. Effectiveness. This Amendment shall not become effective unless and until it shall have been executed and delivered by the Borrower, the Agent and the Required Lenders (which execution and delivery may be evidenced by telecopies).

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        MOVADO GROUP, INC.


                                        By: /s/Kenneth J. Adams
                                            Name (Print):Kenneth J. Adams
                                            Title:Sr. VP/CFO

                                        THE CHASE MANHATTAN BANK, as Agent,
                                        as Lender, as Swingline Bank and as
                                        Issuing Bank


                                        By: /s/Leonard Noll
                                            Name (Print):Leonard Noll
                                            Title:VP

                                        FLEET BANK, N.A., as Co-Agent and
                                        as Lender


                                        By: /s/Christian J. Covello
                                            Name (Print):Christian J. Covello
                                            Title:Vice President


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                                        HSBC BANK USA


                                        By:
                                            Name (Print):
                                            Title:

                                        THE BANK OF NEW YORK


                                        By: /s/Frank S. Bridges
                                            Name (Print):Frank S. Bridges
                                            Title: Vice President

                                        CREDIT SUISSE FIRST BOSTON


                                        By: /s/Karl Studer
                                            Name (Print):  Karl Studer
                                            Title: Director


                                        By: /s/Carole Arn
                                            Name (Print):  Carole Arn
                                            Title: Associate

CONSENTED TO:

SWISSAM INC., as Guarantor

By:  /s/Howard Regenbogen
     Name (Print):Howard Regenbogen
     Title:Treasurer

NAW CORPORATION, as Guarantor

By:  /s/Robert Gilsenan
     Name (Print):Robert Gilsenan
     Title:President

NAWC CORUM CORPORATION, as Guarantor

By:  /s/Robert Gilsenan
     Name (Print):Robert Gilsenan
     Title:President

MOVADO CORPORATION., as Guarantor

By:  /s/Robert Gilsenan
     Name (Print):Robert Gilsenan
     Title:President

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